SHILOH INDUSTRIES REPORTS FOURTH-QUARTER and FULL-YEAR FISCAL 2017 RESULTS

FULL-YEAR GROSS MARGIN EXPANSION OF 200 BASIS POINTS

VALLEY CITY, Ohio, January 5, 2018 (GLOBE NEWSWIRE) - Shiloh Industries, Inc. (NASDAQ: SHLO), a leading global supplier of lightweighting, noise, and vibration solutions to the automotive, commercial vehicle and other industrial markets, today reported fourth-quarter and full-year financial results for our fiscal year ended October 31, 2017.

Fourth-Quarter 2017 Highlights (compared to Fourth-Quarter 2016):

•	Revenues decreased to $264.2 million.

•	Gross profit of $28.3 million with a gross margin of 10.7%.

•	Net loss was $0.9 million or 4 cents per share.

•	Adjusted earnings per basic share was 13 cents.

•	Adjusted EBITDA was $18.3 million.

•	Adjusted EBITDA margin was 6.9%.

•	New product wins represented an expected $213 million in sales over the life-of-programs.

Full-Year 2017 Highlights (compared to Full-Year 2016):

•	Revenues were $1,042.0 million compared to $1,065.8 million, with improved margins.

•	Gross margin increased 200 basis points to 11.0% compared to 9.0%, benefiting from favorable product mix and operational efficiencies.

•	Gross profit increased 18.7% to $114.1 million, compared to $96.2 million, reflecting an increase of $18 million on lower revenues.

•	Basic net loss per share was 4 cents, compared to basic net income per share of 21 cents.

•	Basic adjusted earnings per share of 53 cents compared to 59 cents.

•	Adjusted EBITDA was $75.6 million compared to $63.3 million, a 19.5% improvement.

•	Adjusted EBITDA margin improved 140 basis points to 7.3% compared to 5.9%.

•	Cash flows from operating activities generated $76.3 million for the year.

•	Debt was reduced by $75.9 million.

•	New product wins represented an expected $661 million in sales over the life-of-program.

“Fiscal 2017 was a year of meaningful improvement for Shiloh as we continued to make gains transforming from a process company to a value-added product company,” said Ramzi Hermiz, President and Chief Executive Officer, of Shiloh Industries.  “We delivered improved mix, higher margins and record Adjusted EBITDA, while providing our customers with leading product solutions supported by excellence in service.  During the fourth quarter, we took important steps to optimize our footprint and realign resources as we focus on continued profit improvement, while also better preparing for potential changes in the cycle.  We remain encouraged about the long term drivers of demand for our lightweighting solutions.”

Restructuring Actions
During the fourth quarter, the Company incurred restructuring expense of $4.8 million, primarily due to the initiation of actions to idle its Pendergrass facility. This action is designed to improve future profitability and competitiveness. The largest portion of the restructuring expenses is related to non-cash asset impairment costs associated with footprint rationalization and mix shift away from commodity products. In addition, we will implement restructuring measures to improve the overall enterprise structure to proactively address the shift in consumer preferences to trucks and SUVs away from passenger cars and the need for incremental lightweighting technologies.

2018 Outlook
Shiloh is introducing guidance for the full year fiscal 2018 with adjusted EBITDA in a range of $73 million to $76 million and an adjusted EBITDA margin range of 7.4% to 7.8%. Additionally, the Company expects annual capital expenditures to be approximately 4% to 5% of revenue.

Shiloh to Host Conference Call Today at 8:00 A.M. ET
Shiloh will host a conference call on Friday, January 5, 2018 at 8:00 A.M. Eastern Time to discuss Shiloh's fourth-quarter and full-year 2017 fiscal financial results. The conference call can be accessed by dialing 1-877-407-0784, or for international callers, 1-201-689-8560. Please dial-in approximately five minutes in advance and request the Shiloh fourth-quarter fiscal 2017 results conference call. A replay will be available after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13674798. The replay will be available until January 26, 2018. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of Shiloh's website at www.shiloh.com.

Investor Contact:
For inquiries, please contact Thomas Dugan, Vice President Finance and Treasurer at: 1-330-558-2600 or at investor@shiloh.com

About Shiloh Industries, Inc.

Shiloh Industries, Inc. (NASDAQ: SHLO) is a global innovative solutions provider focusing on lightweighting technologies that provide environmental and safety benefits to the mobility market.  Shiloh designs and manufactures products within body structure, chassis and powertrain systems, leveraging one of the broadest portfolios in the industry. Shiloh’s multi-component, multi-material solutions are comprised of a variety of alloys in aluminum, magnesium and steel grades, along with its proprietary line of noise and vibration reducing ShilohCore™ acoustic laminate products.  The strategic BlankLight®, CastLight® and StampLight® brands combine to maximize lightweighting solutions without compromising safety or performance. Shiloh has over 3,600 dedicated employees with operations, sales and technical centers throughout Asia, Europe and North America.

Forward-Looking Statements
Certain statements made by Shiloh in this press release regarding our operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in our expectations of future operating results are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements due to a variety of factors, including (1) our ability to accomplish our strategic objectives; (2) our ability to obtain future sales; (3) changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities; (4) costs related to legal and administrative matters; (5) our ability to realize cost savings expected to offset price concessions; (6) our ability to successfully integrate acquired businesses, including businesses located outside of the United States; (7) risks associated with doing business internationally, including economic, political and social instability, foreign currency exposure and the lack of acceptance of our products; (8) inefficiencies related to production and product launches that are greater than anticipated; (9) changes in technology and technological risks; (10) work stoppages and strikes at our facilities and that of our customers or suppliers; (11) our dependence on the automotive and heavy truck industries, which are highly cyclical; (12) the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions affecting car and light truck production; (13) regulations and policies regarding international trade; (14) financial and business downturns of our customers or vendors, including any production cutbacks or bankruptcies; (15) increases in the price of, or limitations on the availability of aluminum, magnesium or steel, our primary raw materials, or decreases in the price of scrap steel; (16) the successful launch and consumer acceptance of new vehicles for which we supply parts; (17) the impact on financial statements of any known or unknown accounting errors or irregularities; and the magnitude of any adjustments in restated financial statements of our operating results; (18) the occurrence of any event or condition that may be deemed a material adverse effect under our outstanding indebtedness or a decrease in customer demand which could cause a covenant default under our outstanding indebtedness; (19) pension plan funding requirements; and (20) other factors besides those listed here could also materially affect our business. See "Part II, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended October 31, 2017 for a more complete discussion of these risks and uncertainties. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this Press Release. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of filing this Press Release. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents we file from time to time with the SEC.

Non-GAAP Financial Measures
This press release includes the following non-GAAP financial measures: “EBITDA,” “adjusted EBITDA ," "adjusted EBITDA margin" and "adjusted earnings per share." We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We define adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, and other adjustments as described in the reconciliations accompanying this press release. We define adjusted EBITDA margin as adjusted EBITDA divided by net revenues as shown in the reconciliations accompanying this press release. Adjusted earnings per share excludes certain income and expense items as shown in the reconciliation accompanying this press release. We use EBITDA, adjusted EBITDA, adjusted EBITDA margin and adjusted earnings per share as supplements to information provided in accordance with generally accepted accounting principles ("GAAP") in evaluating our business and they are included in this press release because they are principal factors upon which our management assesses performance. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented in this release are not measures of performance under GAAP. These measures should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies; and certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding special items and other expenses in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Adjusted Earnings Per Share Reconciliation	Three Months Ended October 31,		Year Ended October 31,
	2017	2016	2017	2016
Net income (loss) per common share (GAAP)
Basic	$(0.04)	$0.31	$(0.04)	$0.21
Restructuring	0.13	—	0.16	—
Tax valuation reserve	—	—	0.12	—
Plant optimization activities	—	0.05	0.07	0.09
Amortization of intangibles	0.02	0.02	0.08	0.08
Asset impairment	0.01	0.06	0.04	0.07
Marketable securities	—	—	0.03	—
Legal and professional fees	0.01	—	0.07	0.07
Foreign adjustments	—	0.06	—	0.07
Adjusted basic earnings per share (non-GAAP)	$0.13	$0.50	$0.53	$0.59

Adjusted EBITDA Reconciliation	Three Months Ended October 31,			Year Ended October 31,
	2017		2016	2017	2016
Net income (loss) (GAAP)	$(926)		$5,265	$(697)	$3,669
Depreciation and amortization	10,702		9,260	41,648	37,645
Interest expense, net	2,290		4,552	15,084	18,063
Income taxes	434		(4,949)	7,120	(5,152)
EBITDA (non-GAAP)	12,500		14,128	63,155	54,225
Restructuring	4,777		—	4,777	—
Plant optimization activities	—	—	1,263	1,978	2,263
Stock compensation expense	326		288	1,698	1,072
Asset impairment	200		1,758	1,115	2,031
Marketable securities	—		—	873	—
Legal and professional fees	496		—	2,053	1,800
Foreign adjustments	—		1,566	—	1,916
Adjusted EBITDA (non-GAAP)	$18,299		$19,003	$75,649	$63,307
Adjusted EBITDA margin (non-GAAP)	6.9%		6.7%	7.3%	5.9%

SHILOH INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	October 31, 2017	October 31, 2016

ASSETS:
Cash and cash equivalents	$8,736	$8,696
Investment in marketable securities	194	174
Accounts receivable, net	188,664	183,862
Related-party accounts receivable	759	1,235
Prepaid income taxes	338	1,653
Inventories, net	61,812	60,547
Prepaid expenses and other assets	34,018	36,986
Total current assets	294,521	293,153
Property, plant and equipment, net	266,891	265,837
Goodwill	27,859	27,490
Intangible assets, net	15,025	17,279
Deferred income taxes	6,338	9,974
Other assets	7,949	12,696
Total assets	$618,583	$626,429
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current debt	$2,027	$2,023
Accounts payable	166,059	158,514
Other accrued expenses	46,171	40,824
Accrued income taxes	1,628	1,686
Total current liabilities	215,885	203,047
Long-term debt	181,065	256,922
Long-term benefit liabilities	21,106	23,312
Deferred income taxes	9,166	4,734
Interest rate swap agreement	2,088	5,036
Other liabilities	952	588
Total liabilities	430,262	493,639
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at October 31, 2017 and October 31, 2016, respectively	—	—
Common stock, par value $.01 per share; 50,000,000 shares authorized; 23,121,957 and 17,614,057 shares issued and outstanding at October 31, 2017 and October 31, 2016, respectively	231	176
Paid-in capital	112,351	70,403
Retained earnings	117,976	118,673
Accumulated other comprehensive loss, net	(42,237)	(56,462)
Total stockholders’ equity	188,321	132,790
Total liabilities and stockholders’ equity	$618,583	$626,429

SHILOH INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Three Months Ended October 31,		Year Ended October 31,
	2017	2016	2017	2016
Net revenues	$264,170	$281,683	$1,041,986	$1,065,834
Cost of sales	235,908	251,587	927,853	969,658
Gross profit	28,262	30,096	114,133	96,176
Selling, general & administrative expenses	20,008	21,535	83,142	73,417
Amortization of intangible assets	565	563	2,259	2,258
Asset impairment, net	200	1,758	241	2,031
Restructuring	4,777	—	4,777	—
Operating income	2,712	6,240	23,714	18,470
Interest expense	2,291	4,569	15,088	18,086
Interest income	(1)	(17)	(4)	(23)
Other expense	914	1,372	2,207	1,890
Income (loss) before income taxes	(492)	316	6,423	(1,483)
Provision (benefit) for income taxes	434	(4,949)	7,120	(5,152)
Net income (loss)	$(926)	$5,265	$(697)	$3,669
Income (loss) per share:
Basic income (loss) per share	$(0.04)	$0.31	$(0.04)	$0.21
Basic weighted average number of common shares	23,055	17,614	19,233	17,513
Diluted income (loss) per share	$(0.04)	$0.31	$(0.04)	$0.21
Diluted weighted average number of common shares	23,253	17,629	19,233	17,526

SHILOH INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Year Ended October 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(697)	$3,669
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	41,648	37,645
Asset impairment, net	241	2,031
Restructuring	4,420	—
Amortization of deferred financing costs	3,115	2,505
Deferred income taxes	4,174	(2,704)
Stock-based compensation expense	1,698	1,072
(Gain) loss on sale of assets	1,590	(55)
Other than temporary impairment on marketable securities	695	—
Changes in operating assets and liabilities:
Accounts receivable, net	(2,919)	10,975
Inventories, net	(888)	(2,408)
Prepaids and other assets	5,375	14,476
Payables and other liabilities	16,715	(1,843)
Prepaid and accrued income taxes	1,148	3,998
Net cash provided by operating activities	76,315	69,361
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(48,395)	(28,324)
Sale of (investment in) joint venture	1,170	(1,500)
Proceeds from sale of assets	7,605	1,508
Net cash used for investing activities	(39,620)	(28,316)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital leases	(879)	(860)
Proceeds from long-term borrowings	221,600	145,400
Repayments of long-term borrowings	(296,770)	(186,301)
Payment of deferred financing costs	(1,779)	(1,785)
Proceeds from exercise of stock options	78	—
Proceeds from the issuance of common stock	40,227	—
Net cash used for financing activities	(37,523)	(43,546)
Effect of foreign currency exchange rate fluctuations on cash	868	(1,903)
Net increase (decrease) in cash and cash equivalents	40	(4,404)
Cash and cash equivalents at beginning of period	8,696	13,100
Cash and cash equivalents at end of period	$8,736	$8,696

Supplemental Cash Flow Information:
Cash paid for interest	$12,432	$15,801
Cash paid for (refund of) income taxes	1,780	(5,855)

Non-cash Activities:
Capital equipment included in accounts payable	$4,239	$5,604